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                                                                   EXHIBIT 10.25


                                        January 16, 1997




Mr. Drake S. Tempest
O'Melveny & Meyers LLP
Citicorp Center
153 East 53rd Street
New York, New York 10022-4611

Dear Mr. Tempest:

         This will serve to confirm the understanding between Jack L. Messman, on behalf of Union Pacific Resources Group Inc. ("Resources"), and Philip F. Anschutz, on behalf of The Anschutz Corporation ("TAC"), regarding the designation by TAC of an individual to be elected as director of Resources pursuant to Section 7(a) of the Amended and Restated Agreement dated as of July 12, 1996, among Resources, TAC, Anschutz Foundation and Philip F. Anschutz ("Agreement"). At their December 20, 1996, meeting, Messrs. Messman and Anschutz agreed that TAC will have an ongoing right to designate an individual as a director of the Resources Board of Directors ("Board"), provided that TAC advises Resources in writing of such designation, and that all other relevant provisions of the Agreement are met. The individual designated by TAC and reasonably acceptable to the Board shall be elected at the meeting of the Board next following the designation thereof by TAC.

         To assist TAC with its planning, I am enclosing the 1997 regular meeting schedule for the Board. If the election of the TAC designee does not occur in 1997, Resources will provide TAC and O'Melveny & Myers LLP, as counsel for TAC, with the schedule for the regular meetings of the Board in future years.
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Mr. Drake S. Tempest
January 16, 1997
Page 2



         Please indicate your agreement with the foregoing by signing and returning to me the enclosed original of this letter.

                                        Sincerely,

                                        /s/Joseph A. LaSala, Jr
                                        -----------------------
                                        Joseph A. LaSala, Jr.





ACKNOWLEDGED AND AGREED:


By:      /s/ Drake S. Tempest
         --------------------
         Drake S. Tempest
         of O'Melveny & Myers LLP
         on behalf of The Anschutz Corporation

Date:    January 20, 1997
         ----------------
c:       Mr. Jack L. Messman